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                                                                       EXHIBIT C
                                                                       ---------


                      SCHEDULE 13D JOINT FILING AGREEMENT
                      -----------------------------------

     The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

     (i) The undersigned and each other person executing this Agreement are individually eligible to use the Schedule 13D to which this Exhibit is attached and such Schedule 13D is filed on behalf of the undersigned and each other person executing this Agreement; and

     (ii) The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                                   * * * * *

Date: August 26, 1998

                                       AGI Acquisition Corp.

                                       By: /s/ Thomas J. Laird
                                           -----------------------
                                       Print Name: Thomas J. Laird
                                       Title: President


                                       WEC Company

                                       By: /s/ Thomas J. Laird
                                           -----------------------
                                       Print Name: Thomas J. Laird
                                       Title: President
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                                      Woods Equipment Company

                                      By: /s/ Thomas J. Laird
                                          -----------------------
                                      Print Name: Thomas J. Laird
                                      Title: President


                                      Madison Dearborn Capital Partners II, L.P.
                                      By: Madison Dearborn Partners, Inc.
                                      Its: General Partner

                                      By: /s/ Paul R. Wood
                                          -----------------------
                                      Print Name: Paul R. Wood
                                      Title: Managing Director


                                      Madison Dearborn Partners II, L.P.
                                      By: Madison Dearborn Partners, Inc.
                                      Its: General Partner

                                      By: /s/ Paul R. Wood
                                          -----------------------
                                      Print Name: Paul R. Wood
                                      Title: Managing Director


                                      By: Madison Dearborn Partners, Inc.
                                      Its: General Partner

                                      By: /s/ Paul R. Wood
                                          -----------------------
                                      Print Name: Paul R. Wood
                                      Title: Managing Director

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